SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                               FORM 8-K
                            CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  November 9, 1998



                       THE PANDA PROJECT, INC.
         (Exact name of registrant as specified in its charter)



       FLORIDA                 0-24030               65-0323354
(State or other juris-       (Commission           (IRS Employer
diction of incorporation)    File Number)         Identification
                                                       Number)

951 Broken Sound Parkway
Boca Raton, Florida                                        33487
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:     (561) 994-2300



                           901 Yamato Road
                       Boca Raton, Florida 33431
                    _______________________________
   (Former name or former address, if changed since last report)

Item 5. Other Events.
        -------------

     The Panda Project, Inc. (the "Company") has entered into a letter of intent with Round Stone Holdings Ltd., a U.K.-based company ("Round Stone"), providing for the grant by the Company to Round Stone of exclusive manufacturing, marketing and sales rights with respect to the Company's Rock City and Archistrat Computers (the "Systems Division") and the sale to Round Stone of all Systems Division inventory. The letter of intent provides that at closing Round Stone will pay an amount to be agreed for the Systems Division inventory plus a one-time license fee of $250,000. Thereafter, at the end of year 2000, 2001, 2002 and 2003 respectively, Round Stone will pay the Company $2 for each Rock City system sold and $10 for each Archistrat system sold, up to a maximum of $2,000,000 in each year. Stanford W. Crane, Jr., President and Chairman of the Board of Directors of the Company, owns a 30% equity interest in Round Stone.

     Closing of the transaction is subject to the execution and delivery of definitive legal agreements and requisite approvals.
There can be no assurance that the transaction will occur.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 THE PANDA PROJECT, INC.

Date:   November 9, 1998

                                 By:  /s/  MELISSA F. CRANE
                                      ___________________________
                                      Melissa F. Crane,
                                      Acting Chief Financial Officer
                                      (On behalf of the Registrant and
                                       as Acting Principal Financial
                                       and Accounting Officer)